UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2008

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01       Other Events.

                On June 12, 2008, Senesco Technologies, Inc. (the “Company” or “Senesco”) announced it will be presenting at the Business Forum during BIO 2008, the Biotechnology Industry Organization’s Annual International Convention, which is being held at the San Diego Convention Center from June 17-20, 2008.  Bruce Galton, Chief Executive Officer of Senesco, will deliver the Company’s corporate presentation on Wednesday, June 18th, at 3:30 p.m. local time in Room 2.

The BIO Business Forum is the largest partnering and networking program in the industry. It offers pharmaceutical and biotechnology companies, academic research institutions and investors from around the world the unique opportunity to gather in one place at one time to learn about each other and meet one-on-one to discuss business opportunities of mutual interest.

On June 12, 2008, the Company issued a press release announcing that the Company will be presenting at the Business Forum during BIO 2008. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated June 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: June 13, 2008	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer